Exhibit 99.

1016 Civic Center Drive NW - Rochester, MN 55901 - Phone (507) 535-1200 - FAX (507) 535-1301

NEWS RELEASE

Contact:	Bradley Krehbiel, Principal Executive Officer HMN Financial, Inc. (507) 252-7169 For Immediate Release

HMN Financial, Inc. Announces Dividend

ROCHESTER, MN - April 26, 2023 - HMN Financial, Inc. (HMN or the Company) (Nasdaq:HMNF) today announced that its Board of Directors has declared a quarterly dividend of $0.08 per share of common stock, payable on June 7, 2023 to stockholders of record at the close of business on May 17, 2023. The declaration and amount of any future cash dividends remains subject to the sole discretion of the Board of Directors and will depend upon many factors, including the Company’s results of operations, financial condition, capital requirements, regulatory and contractual restrictions, business strategy and other factors deemed relevant by the Board of Directors.

General Information

HMN and Home Federal Savings Bank (the Bank) are headquartered in Rochester, Minnesota. The Bank operates twelve full service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson, La Crescent, Owatonna, Rochester (4), Spring Valley and Winona, one full service office in Marshalltown, Iowa, and one full service office in Pewaukee, Wisconsin. The Bank also operates two loan origination offices located in Sartell, Minnesota and La Crosse, Wisconsin.

***END**